EXHIBIT 10.1

================================================================================

                          SECURITIES PURCHASE AGREEMENT


                                     between


                             INSIGHTEXPRESS, L.L.C.


                                       and


                              IX HOLDING CO., INC.

                         ------------------------------

                                October 18, 1999

                         ------------------------------

================================================================================

                                TABLE OF CONTENTS

                                                                Page No.
                                                                --------
ARTICLE I       DEFINITIONS............................................1
      1.1       Definitions............................................1

ARTICLE II      PURCHASE AND SALE OF CLASS A INTERESTS.................6
      2.1       Purchase and Sale of Class A Interests.................6
      2.2       Purchased Interests....................................6
      2.3       Use of Proceeds........................................7
      2.4       Closing................................................7

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE
                COMPANY................................................7
      3.1       Existence and Power....................................7
      3.2       Authorization; No Contravention........................7
      3.3       Governmental Authorization; Third Party Consents.......8
      3.4       Binding Effect.........................................8
      3.5       Litigation.............................................8
      3.6       Compliance with Laws...................................9
      3.7       Capitalization.........................................9
      3.8       No Default or Breach; Contractual Obligations..........9
      3.9       Title to Properties...................................10
      3.10      FIRPTA................................................10
      3.11      Financial Statements..................................10
      3.12      Taxes.................................................10
      3.13      Investment Company....................................11
      3.14      Private Offering......................................11
      3.15      Employees.............................................11
      3.16      Employee Benefit Plans................................11
      3.17      Title to Assets.......................................12
      3.18      Liabilities...........................................12
      3.19      Intellectual Property.................................12
      3.20      Year 2000 Compliance..................................14
      3.21      Privacy of Customer Information.......................14
      3.22      Potential Conflicts of Interest.......................14
      3.23      Outstanding Borrowing.................................14
      3.24      Insurance.............................................15
      3.25      Broker's, Finder's or Similar Fees....................15
      3.26      Disclosure; ..........................................15

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE
                PURCHASER.............................................15
      4.1       Existence and Power...................................15
      4.2       Authorization; No Contravention.......................15

                                                                Page No.
                                                                --------
      4.3       Governmental Authorization; Third Party Consents......16
      4.4       Binding Effect........................................16
      4.5       Purchase for Own Account..............................16
      4.6       Broker's, Finder's or Similar Fees....................16
      4.7       Accredited Investor...................................16

ARTICLE V       CONDITIONS TO THE OBLIGATION OF THE
                PURCHASER TO CLOSE....................................17
      5.1       Secretary's Certificate...............................17
      5.2       Transfer of Intellectual Property.....................17
      5.3       Intellectual Property License Agreement...............17
      5.4       Assignment Agreements.................................17
      5.5       IX, LLC Operating Agreement...........................18
      5.6       Filing of Certificate of Formation....................18
      5.7       Master Investors Rights Agreement.....................18
      5.8       Marketing Agreement...................................18
      5.9       Panel Agreement.......................................18
      5.10      Services Agreement....................................18
      5.11      Indemnification Agreement.............................18

ARTICLE VI      CONDITIONS TO THE OBLIGATION OF THE
                COMPANY TO CLOSE .....................................19
      6.1       Payment of Purchase Price.............................19
      6.2       Master Investors Rights Agreement.....................19
      6.3       Option Plan...........................................19

ARTICLE VII     INDEMNIFICATION.......................................19
      7.1       Indemnification.......................................19
      7.2       Notification..........................................20
      7.3       Limitations on Indemnification........................21

ARTICLE VIII    AFFIRMATIVE COVENANTS.................................21
      8.1       Financial Statements and Other Information............21
      8.2       Books and Records.....................................22
      8.3       Back-ups of Computer Software.........................22
      8.4       Inspection............................................22
      8.5       Tax Classification....................................23

ARTICLE IX      MISCELLANEOUS.........................................23
      9.1       Survival of Representations and Warranties............23
      9.2       Notices...............................................23
      9.3       Successors and Assigns; Third Party Beneficiaries.....24
      9.4       Amendment and Waiver..................................25
      9.5       Counterparts..........................................25
      9.6       Headings..............................................25
      9.7       GOVERNING LAW.........................................25
      9.8       Severability..........................................25
      9.9       Rules of Construction.................................26

                                                                Page No.
                                                                --------
      9.10      Entire Agreement......................................26
      9.11      Fees..................................................26
      9.12      Publicity; Confidentiality............................26
      9.13      Further Assurances....................................27


SCHEDULES

3.5         Litigation
3.7(a)      List of Members and Holders of Interest Equivalents
3.8         Contractual Obligations
3.9         Real Property Leases
3.15        Employees
3.16        Employee Benefit Plans
3.18        Liabilities
3.19(a)(i)  Intellectual Property
3.19(a)(ii) Intellectual Property Owned by Company
3.19(a)(iii)Intellectual Property Licenses, Sublicenses, Distributor Agreements
            and Other Agreements
3.19(a)(iv) Potential Infringement
3.19(a)(v)  Litigation and Claims Relating to Intellectual Property
3.19(b)     Infringements of Intellectual Property of the Company
3.19(d)     Licenses or Other Agreements Requiring Material Royalty Payments
3.22        Potential Conflict of Interest
3.23        Outstanding Borrowing
3.24        Insurance
3.25        Broker's, Finder's or Similar Fees


EXHIBITS

A-1         Form of Assignment Agreement (relating to the Intellectual Property
            License Agreement)
A-2         Form of Assignment Agreement (relating to the Patent Application)
B           Form of Intellectual Property License Agreement
C           Form of Assignment Agreement (relating to the License Agreement)
D           Form of Assignment Agreement (relating to the Strategic Alliance
            Agreement)
E           Form of Marketing Agreement
F           Form of Panel Agreement
G           Form of Services Agreement
H           Form of Indemnification Agreement

                          SECURITIES PURCHASE AGREEMENT


            SECURITIES PURCHASE AGREEMENT, dated October 18, 1999 (this "Agreement"), between InsightExpress, L.L.C., a Delaware limited liability company (the "Company"), and IX Holding Co., Inc., a Delaware corporation (the "Purchaser").

            WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchaser, for an aggregate purchase price of $25,000,000, Class A Interests representing a 97.44% membership interest in the Company (the "Class A Interests").

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

            "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

            "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

            "Assets" has the meaning set forth in Section 3.18 of this Agreement.

            "Basket Amount" has the meaning set forth in Section 7.3 of this Agreement.

            "Board of Representatives" means the Board of Representatives of the Company.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

            "Cap" has the meaning set forth in Section 7.3 of this Agreement.

            "Certificate of Formation" means the Certificate of Formation of the Company, as the same may be amended from time to time.

            "Claims" has the meaning set forth in Section 3.5 of this Agreement.

            "Class A Interests" has the meaning set forth in the recitals to this Agreement.

            "Class B Interests" means the Class B Interests of the Company.

            "Closing" has the meaning set forth in Section 2.4 of this Agreement.

            "Closing Date" has the meaning set forth in Section 2.4 of this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

            "Commission" means the United States Securities and Exchange Commission.

            "Company" has the meaning set forth in the preamble to this Agreement.

            "Condition of the Company" means the assets, business, properties, prospects, operations or financial condition of the Company.

            "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (a) for the payment or discharge of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reason ably anticipated liability in respect thereof.

            "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

            "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

            "Defined Benefit Plan" means a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or non-qualified (whether or not subject to ERISA or the Code).

            "Engage" means Engage Technologies, Inc., a Delaware corporation.

            "Environmental Laws" means federal, state, local and foreign laws, principles of common laws, civil laws, regulations, and codes, as well as orders, decrees, judgments or injunctions, issues, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

            "GAAP" means United States generally accepted accounting principles in effect from time to time.

            "General Atlantic" means, collectively, General Atlantic Partners 57, L.P., a Delaware limited partnership, and GAP Coinvestment Partners II, L.P., a Delaware limited partnership.

            "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Greenhill" means Greenhill & Co., LLC, a Delaware limited liability company.

            "Indebtedness" means, as to any Person, (i) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (iv) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause
(vi)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (viii) any Contingent Obligation of such Person.

            "Indemnified Party" has the meaning set forth in Section 7.1(a) of this Agreement.

            "Indemnifying Party" has the meaning set forth in Section 7.1(a) of this Agreement.

            "Intellectual Property" has the meaning set forth in Section 3.20 of this Agreement.

            "Interest Equivalents" means any security or obligation that is by its terms convertible into or exchangeable for Interests or other securities of the Company, and any option, warrant or other subscription or purchase right with respect to Interests or such other securities.

            "Interests" means, collectively, the Class A Interests and the Class B Interests.

            "Internet Assets" means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

            "IX, Inc." has the meaning set forth in Section 2.2 of this Agreement.

            "Knowledge" means the knowledge after reasonable inquiry of William
E. Lipner, Patrick G. Healy, Charles B. Hamlin, Michael Tsavaris, Lee Smith and JB Wood.

            "Liabilities" has the meaning set forth in Section 3.19 of this Agreement.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

            "Losses" has the meaning set forth in Section 7.1(a) of this Agreement.

            "NFO" means NFO Worldwide, Inc., a Delaware corporation.

            "Operating Agreement" has the meaning set forth in Section 2.2 of this Agreement.

            "Option Plan" means the option plan of the Purchaser pursuant to which options to purchase non-voting capital stock of the Purchaser are reserved and available for grant to officers, managers, employees and consultants of the Company.

            "Orders" has the meaning set forth in Section 3.2 of this Agreement.

            "Patents" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

            "Permits" has the meaning set forth in Section 3.6 of this Agreement.

            "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

            "Plans" has the meaning set forth in Section 3.17 of this Agreement.

            "Purchased Interests" has the meaning set forth in Section 2.1 of this Agreement.

            "Purchaser" has the meaning set forth in the preamble to this Agreement.

            "Real Property Leases" has the meaning set forth in Section 3.9 of this Agreement.

            "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

            "Software" means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company's pricing models, formulae and algorithms.

            "Taxes" has the meaning set forth in Section 3.12 of this Agreement.

            "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

            "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

            "Transaction Documents" means, collectively, (i) this Agreement,
(ii) the Operating Agreement, and (iii) the Master Investors Rights Agreement referred to in Section 5.7 of this Agreement.

                                   ARTICLE II

                     PURCHASE AND SALE OF CLASS A INTERESTS

            2.1 Purchase and Sale of Class A Interests. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, on the Closing Date, as hereinafter defined, Class A Interests representing a 97.44% membership interest in the Company, for an aggregate purchase price of $25,000,000. The Class A Interests being purchased pursuant hereto are referred to herein as the "Purchased Interests".

            2.2 Purchased Interests. The Purchased Interests shall have the preferences and rights set forth in the InsightExpress, L.L.C. Amended and Restated Operating Agreement, dated October 18, 1999 (the "Operating Agreement"), by and among the Company, the Purchaser, Greenhill and IX, Inc., a Delaware corporation ("IX, Inc.").

            2.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Purchased Interests to the Purchaser to fund the Company's working capital and for other general corporate purposes.

            2.4 Closing. The closing of the sale and purchase of the Purchased Interests (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, at 10:00 a.m., local time, on the date hereof, or at such other time, place and date that the Company and the Purchaser may agree in writing (the "Closing Date"). On the Closing Date, the Company shall issue to the Purchaser the Purchased Interests against delivery by the Purchaser to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

            3.1 Existence and Power. The Company (i) is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently proposed to be engaged, (iii) is licensed, duly qualified as a foreign limited liability company and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the properties, assets or financial condition of the Company after giving effect to the transactions contemplated by this Agreement, and (iv) has the requisite company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents. No jurisdiction, other than those referred to in clause (iii) above, has claimed in writing that the Company is required to qualify as a foreign limited liability company, and the Company has not, and does not presently intend to, file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom. The Company does not own or lease property in any jurisdiction other than its jurisdiction of formation and the jurisdictions referred to in clause (iii) above.

            3.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary action of the Company, (ii) do not contravene the terms of the Certificate of Formation or the Operating Agreement, (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company, and (iv) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company. The Company is not party to, or bound by, any agreement that is currently in effect, granting rights to any Person, which are inconsistent with the rights to be granted to the Purchaser by the Company in this Agreement or the other Transaction Documents.

            3.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Interests) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

            3.4 Binding Effect. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

            3.5 Litigation. Except as set forth on Schedule 3.5, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company. Except as set forth on Schedule 3.5, to the Knowledge of the Company, there is no fact, event or circumstance that is reasonably likely to give rise to any Claim, which could have a material adverse effect on the Condition of the Company after giving effect to the transactions contemplated by this Agreement. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

            3.6 Compliance with Laws.

                  (a) The Company is in compliance with all Requirements of Law (except for instances of immaterial non-compliance) and all Orders issued by any court or Governmental Authority against the Company in all respects.

                  (b) (i) The Company has all licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company; (ii) such Permits are in full force and effect; and (iii) no violations are or have been recorded in respect of any such Permit.

                  (c) No material expenditure is presently required by the Company to comply with any existing Requirement of Law or Order.

            3.7 Capitalization.

                  (a) Schedule 3.7(a) sets forth, as of the Closing Date, a true and complete list of (i) the members of the Company and, opposite the name of each such member, the amount of outstanding Interests and Interest Equivalents owned by such member, and (ii) the holders of Interest Equivalents and, opposite the name of each such holder, the amount of all Interest Equivalents owned by such member. Except as set forth on Schedule 3.7(a), there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any Interests, Interest Equivalents or other securities of the Company. The Purchased Interests, when issued and sold to the Purchaser after payment therefor, will be duly authorized, validly issued, fully paid and nonassessable and, subject to the accuracy of the representations and warranties of the Purchaser set forth in
Article IV of this Agreement, will be issued in compliance with all applicable Federal, state and foreign securities laws. The issued and outstanding Class B Interests are all duly authorized, validly issued, fully paid and nonassessable, and are issued in compliance with all applicable federal, state and foreign securities laws.

                  (b) The Company does not directly or indirectly own or have any investment in any of the capital stock of, or any other proprietary interest in, any Person.

                  (c) Excluding the effect of the "put right" provided in
Section 9 of the Intellectual Property License Agreement (referred to in Section
5.3 of this Agreement), the Purchased Interests to be purchased by the Purchaser hereunder represent, in the aggregate, on the Closing Date, 100% of the outstanding Class A Interests on a fully-diluted basis and not less than 97.44% of the outstanding Interests on a fully-diluted basis, in either case, assuming the conversion, exercise or exchange of any outstanding securities into Interests.

            3.8 No Default or Breach; Contractual Obligations. The Company has not received notice of a default and is not in default under, or with respect to, any

Contractual Obligation. Schedule 3.8 lists all of the Contractual Obligations to which the Company is a party, whether written or oral (except for oral Contractual Obligations that are not material to the Condition of the Company). All such Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company and, to the Knowledge of the Company, the other parties thereto, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder in all material respects. To the Knowledge of the Company, no other party to any such Contractual Obligation is in default thereunder, nor, to the Knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

            3.9 Title to Properties. Except as set forth in Schedule 3.9, the Company is not party to any leases, subleases or other agreements ("Real Property Leases") under which the Company uses or occupies or has the right to use or occupy, now or in the future, any real property. Each Real Property Lease constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity, and is in full force and effect. The Company has a valid leasehold interest in each parcel of real property leased by it, free and clear of all Liens, except those which do not in any material respect interfere with the use of such real property in the conduct of the business of the Company.

            3.10 FIRPTA. The Company is not a "foreign person" within the meaning of Section 1445 of the Code.

            3.11 Financial Statements. The Company has delivered to the Purchaser estimated balance sheets and statements of income of the Company, as at the Closing Date and for the period from its date of formation through September 30, 1999, in form and substance reasonably satisfactory to the Purchaser, reflecting the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

            3.12 Taxes. (i) The Company has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "Taxes" or, individu ally, a "Tax") which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company in good faith for which adequate reserves have been made in accordance with GAAP; (ii) the Company has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete; (iii) with respect to all Tax returns of the Company, (a) there is no unassessed Tax deficiency proposed or, to the Knowledge of the Company, threatened against the Company, and (b) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (iv) all provisions for Tax liabilities of the Company with respect to the financial statements (described in Section 3.11 of this Agreement) have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company attributable to periods prior to or ending on the Closing Date have been adequately provided for on such financial statements; and (v) there are no Liens for Taxes (other than Liens for Taxes not yet due and payable) on the assets of the Company.

            3.13 Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            3.14 Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Interests. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Article IV of this Agreement, no registration of the Purchased Interests, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Interests. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Interests or any other securities of the Company so as to require the registration of the Purchased Interests pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Purchased Interests or other securities are so registered.

            3.15 Employees. Schedule 3.15 sets forth, as of the date hereof, a true and complete list of all employees of the Company. All such employees have entered into nondisclosure agreements with the Company.

            3.16 Employee Benefit Plans. The Company does not have any actual or contingent, direct or indirect, liability in respect of any employee plan or arrangement, including any plan subject to ERISA, other than to make contributions under or pay benefits pursuant to the plans listed on Schedule
3.16 (collectively, the "Plans"). All of the Plans are in compliance with all applicable Requirements of Law. No Plan is subject to Title IV of ERISA, or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code), or provides for post-retirement welfare benefits. The execution and delivery of this Agreement and each of the other Transaction Documents, the purchase and sale of the Purchased Interests and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code or give rise to any "parachute payment" (within the meaning of Section 280G(b) of the Code).

            3.17 Title to Assets. The Company has good, valid, and marketable title to all of its owned properties and assets used in its business or so described in any Schedule hereto (collectively, the "Assets"), in each case free and clear of all Liens, except those which do not in any material respect interfere with the use of such Assets in the ordinary course of the business of the Company.

            3.18 Liabilities. The Company does not have any direct or indirect obligation or liability (the "Liabilities") other than Liabilities fully and adequately set forth on Schedule 3.18, reflected on the financial statements referred to in Section 3.11 of this Agreement or incurred since September 30, 1999 in the ordinary course of business. The Company has no Knowledge of any circumstance, condition, event or arrangement that could reasonably be expected to give rise hereafter to any Liabilities of the Company except in the ordinary course of business.

            3.19 Intellectual Property.

                  (a) (i) The Company has the license or right to use, sell and license all of, the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights (collectively, "Intellectual Property") that are listed on Schedule 3.19(a)(i) and that are used in connection with its business as presently conducted or contemplated, free and clear of all Liens.

                      (ii) Except as set forth in Schedule 3.19(a)(ii), the Company does not own any Intellectual Property.

                      (iii) Schedule 3.19(a)(iii) sets forth all Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company is either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis and used solely on the computers of the Company. The Company has substantially performed all obligations imposed upon it thereunder, and is not, nor to the Knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Intellectual Property licenses listed on Schedule 3.19(a)(iii) are valid, enforceable and in full force and effect upon the Company and, to the knowledge of the Company, the other parties thereto, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                      (iv) None of the Intellectual Property currently sold or licensed by the Company to any Person infringes upon or otherwise violates any Intellectual Property rights of others. Except as set forth in Schedule 3.19(a)(iv), to the Knowledge of the Company, none of the Intellectual Property used by or licensed to the Company infringes upon or otherwise violates any Intellectual Property rights of others.

                      (v) Except as set forth on Schedule 3.19(a)(v), no liti gation is pending and no Claim has been made against the Company or, to the Knowledge of the Company, is threatened, contesting the right of the Company to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company.

                  (b) Except as set forth on Schedule 3.19(b), to the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company.

                  (c) No former employer of any employee of the Company, and no current or former client of any consultant of the Company, has made a claim against the Company or, to the Knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

                  (d) Except as set forth on Schedule 3.19(d), the Company is not a party to or bound by any license or other agreement requiring the payment by the Company of any material royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company.

                  (e) To the Knowledge of the Company, no employee of the Company is in violation of any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company.

                  (f) To the Knowledge of the Company, none of the Trade Secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, former employees, representatives and agents of the Company, NFO or IX, Inc., except as required pursuant to the filing of a patent application by the Company.

                  (g) Except to the extent owned by NFO or IX, Inc. and made available to the Company pursuant to the Panel Agreement (referred to in Section
5.9 of this Agreement) or the Intellectual Property License Agreement (referred to in Section 5.3 of this Agreement), it is not necessary for the Company's business to use any Intellectual Property owned by any manager; officer, employee or consultant of the Company (or persons the Company presently intends to hire). To the Company's Knowledge, at no time during the conception or reduction to practice of any of the Company's Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any Person that could adversely affect the Company's rights to its Intellectual Property.

                  (h) All present employees of the Company have executed and delivered proprietary invention agreements with the Company, and are obligated under the terms thereof to assign all inventions made by them during the course of employment to the Company.

            3.20 Year 2000 Compliance. The Software used by the Company will, and no material expenditure is required by the Company to make such Software,
(i) accurately process date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates, (ii) function accurately and without interruption before, during and after January 1, 2000 without any change in operations associated with the advent of the new century,
(iii) respond to two digit year date input in a way that resolves the ambiguity as to century in a disclosed, defined and predetermined manner, and (iv) store and provide output of date information in ways that are unambiguous as to century.

            3.21 Privacy of Customer Information. The Company does not use any of the customer information it receives through its website in an unlawful manner. The Company has customary security measures, consistent with industry practice, in place to protect the customer information it receives through its website from illegal use by third parties.

            3.22 Potential Conflicts of Interest. Except as set forth on
Schedule 3.22, no manager, officer or member of the Company, no spouse of any such manager, officer or member, and, to the Knowledge of the Company, no relative of such spouse or of any such manager, officer or member and no Affiliate of any of the foregoing (i) owns, directly or indirectly, any interest in (excepting NFO and its subsidiaries and less than 3% stock holdings for investment purposes in securities of publicly held and traded companies), or is a manager, director, officer, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company, (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company has used, or that the Company will use, in the conduct of its business, or (iii) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

            3.23 Outstanding Borrowing. Schedule 3.23 sets forth the amount of all Indebtedness of the Company as of the date hereof, the Liens that relate to such Indebtedness and that encumber the Assets and the name of each lender thereof.

            3.24 Insurance. Schedule 3.24 lists all of the insurance policies held by or on behalf of the Company, with the effective date and coverage amounts indicated thereon. Such policies and binders are, to the Knowledge of the Company, valid and enforceable in accordance with their terms and are in full force and effect and cover all risks associated with the Company's business that are customarily insured against in the industry in such amounts as are customary in the industry. None of such policies will be affected by, or terminate or lapse by reason of, any transaction contemplated by this Agreement or any of the other Transaction Documents.

            3.25 Broker's, Finder's or Similar Fees. Except as set forth on
Schedule 3.25, there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any Person.

            3.26 Disclosure; Material Adverse Effects. There is no fact that the Company has not disclosed to the Purchaser in writing, which materially adversely affects, or insofar as the Company can reasonably foresee could materially adversely affect, the Condition of the Company or the ability of the Company to perform its obligations under this Agreement, any of the other Transaction Documents or any document contemplated hereby or thereby.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser hereby represents and warrants to the Company as follows:

            4.1 Existence and Power. The Purchaser (i) is a corporation, duly organized and validly existing under the laws of the jurisdiction of its incorporation, and (ii) has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Agreements to which it is a party.

            4.2 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and each of the other Transaction Agreements to which it is a party and the transactions contemplated hereby and thereby, (i) have been duly authorized by all necessary corporate action, (ii) do not contravene the terms of the Purchaser's organizational documents, or any amendment thereof, and (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Purchaser or any Requirement of Law applicable to the Purchaser, and (iv) do not violate any Orders of any Governmental Authority against, or binding upon, the Purchaser.

            4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Interests) by, or enforcement against, the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

            4.4 Binding Effect. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

            4.5 Purchase for Own Account. The Purchased Interests to be acquired by the Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Interests or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Interests under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any of such Purchased Interests, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser is able to fend for itself in the transactions contemplated by this Agreement and the Purchaser has the ability to bear the economic risks of the investment in the Purchased Interests for an indefinite period of time.

            4.6 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

            4.7 Accredited Investor. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks with investment in the Purchased Interests. The Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D adopted under the Securities Act.

            4.8 Action Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Purchaser, threatened against the Purchaser that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the consummation of the transactions contemplated hereby or that could reasonably be expected to have a material adverse effect on the Purchaser's ability to perform its obligations hereunder.

                                    ARTICLE V

             CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE

            The obligation of the Purchaser to purchase the Purchased Interests, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchaser of the following conditions on or before the Closing Date:

            5.1 Secretary's Certificate. The Purchaser shall have received a certificate from the Company, in form and substance reasonably satisfactory to the Purchaser, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (i) that the attached copies of the Certificate of Formation, the Operating Agreement and resolutions of the Board of Representatives of the Company approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (ii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith or therewith on behalf of the Company.

            5.2 Transfer of Intellectual Property. Each of NFO and IX, Inc. shall have duly executed and delivered (i) that certain Assignment Agreement (relating to the Intellectual Property License Agreement referred to in Section
5.3 of this Agreement) in substantially the form attached hereto as Exhibit A-1, and (ii) that certain Assignment Agreement (relating to the "Patent Application" as defined in the License Agreement referred to in Section 5.3 of this Agreement) in substantially the form attached hereto as Exhibit A-2.

            5.3 Intellectual Property License Agreement. Each of IX, Inc. and the Company shall have duly executed and delivered that certain Intellectual Property License Agreement in substantially the form attached hereto as Exhibit B.

            5.4   Assignment Agreements.

                  (a) Each of Engage, NFO and the Company shall have duly executed and delivered that certain Assignment Agreement in substantially the form attached hereto as Exhibit C, pursuant to which the License Agreement, dated

April 30, 1999, as amended, between Engage and NFO shall be assigned by NFO to the Company.

                  (b) Each of Engage, NFO and the Company shall have duly executed and delivered that certain Assignment Agreement in substantially the form attached hereto as Exhibit D, pursuant to which the Strategic Alliance Agreement, dated July 14, 1999, between Engage and NFO shall be assigned by NFO to the Company.

            5.5 IX, LLC Operating Agreement. IX, Inc. shall have duly executed and delivered the Operating Agreement in form and substance reasonably satisfactory to Purchaser.

            5.6 Filing of Certificate of Formation. The Certificate of Formation of the Company shall have been duly filed with the Secretary of State of the State of Delaware in accordance with the Limited Liability Company Law of the State of Delaware, and the Purchaser shall have received evidence of such filing in form and substance reasonably satisfactory to the Purchaser.

            5.7 Master Investors Rights Agreement. Each of the Company, IX, Inc., NFO and Greenhill shall have duly executed and delivered that certain Master Investors Rights Agreement in form and substance reasonably satisfactory to Purchaser.

            5.8 Marketing Agreement. Each of NFO and the Company shall have duly executed and delivered that certain Marketing Agreement in substantially the form attached hereto as Exhibit E.

            5.9 Panel Agreement. Each of NFO and the Company shall have duly executed and delivered that certain Panel Agreement in substantially the form attached hereto as Exhibit F.

            5.10 Services Agreement. Each of NFO and the Company shall have duly executed and delivered that certain Services Agreement in substantially the form attached hereto as Exhibit G.

            5.11 Indemnification Agreement. Each of NFO and the Company shall have duly executed and delivered that certain Indemnification Agreement in substantially the form attached hereto in Exhibit H.

                                   ARTICLE VI

              CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

            The obligation of the Company to issue and sell the Purchased Interests and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following condition on or before the Closing Date:

            6.1 Payment of Purchase Price. The Purchaser shall be prepared to pay the aggregate purchase price for the Purchased Interests.

            6.2 Master Investors Rights Agreement. The Purchaser and General Atlantic and Engage shall have duly executed and delivered that certain Master Investors Rights Agreement (referred to in Section 5.7 of this Agreement) in form and substance reasonably satisfactory to the Company.

            6.3 Option Plan. The Purchaser shall have established the Option Plan, such plan in form and substance reasonably satisfactory to the Company.

                                   ARTICLE VII

                                 INDEMNIFICATION

            7.1 Indemnification.

                  (a) Except as otherwise provided in this Article VII, the Company (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates and their respective directors, officers, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from or arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement or the Master Investors Rights Agreement described in Section 5.7 of this Agreement; provided, however, that the Indemnifying Party shall not be liable under this Article VII to an Indemnified Party for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld) with respect to Losses arising solely out of actions brought by stockholders of the Purchaser against an Indemnified Party or by one Indemnified Party against another, to the extent that it is finally judicially determined that such

Losses resulted from the willful misconduct, bad faith or gross negligence of such Indemnified Party or to the extent that it is finally judicially determined that such Losses resulted or arose from the breach by such Indemnified Party of any represen tation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or the other Transaction Documents; and provided, further, however, that if and to the extent that such indemnification is unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. The amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed under this Article VII for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Indemnified Party was not entitled to indemnification under this Article VII.

                  (b) The Indemnifying Party agrees to indemnify, defend and hold harmless the Indemnified Parties to the fullest extent permitted by law from and against any and all Losses resulting from, arising out of or otherwise relating to the item set forth on Schedule 3.19(a)(v).

            7.2 Notification. Each Indemnified Party under this Article VII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (i) other than pursuant to this Article VII, or (ii) under this Article VII unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying

Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties, and (ii) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchaser, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in lieu of any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

            7.3 Limitations on Indemnification. Notwithstanding any other provision of this Article VII, the Indemnifying Party shall not be obligated to make any payment or payments pursuant to this Article VII in an aggregate amount in excess of $25,000,000 (the "Cap") and the indemnification obligation of the Indemnifying Party hereunder shall be further limited as follows: the Indemnifying Party shall not be obligated to make any payment for indemnification pursuant to Section 7.1(a) until the aggregate amount of indemnification payments under such Section exceeds $250,000 (the "Basket Amount"), whereupon the Indemnifying Party shall be obligated to pay in full up to the Cap all such amounts for indemnification, including the Basket Amount.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

            The Company hereby covenants and agrees with the Purchaser that until the earlier of (i) the "IPO Effectiveness Date" (as defined in the Master Investors Rights Agreement referred to in Section 5.7 of this Agreement), and
(ii) the date on which the Purchaser has transferred to any Person or Persons other than its Affiliates in excess of, in the aggregate, 60% of the Purchased
Interests:

            8.1 Financial Statements and Other Information. The Company shall deliver to the Purchaser, in form and substance satisfactory to the Purchaser:

                  (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company commencing December 31, 2000, a copy of the audited balance sheet of the Company as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized inde pendent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

                  (b) commencing with the fiscal period ending on December 31, 1999, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited balance sheet of the Company, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP; and

                  (c) if requested by the Purchaser, as promptly as practicable, but not later than five days after the end of each fiscal year of the Company, a certificate signed by the Chief Executive Officer of the Company in customary form certifying that the Company is not a "foreign person" within the meaning of
Section 1445 of the Code.

            8.2 Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP consistently applied.

            8.3 Back-ups of Computer Software. The Company shall make back-ups of all material computer software programs and databases and shall maintain such software programs and databases at a secure off-site location.

            8.4 Inspection. The Company shall permit representatives of the Purchaser to visit and inspect any of its properties, to examine its company, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective managers, directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company.

            8.5 Tax Classification. The Company shall be treated as a partnership for U.S. Federal tax purposes effective as of the date of this Agreement. The Company shall not file any election for the Company to be taxable as an association for U.S. Federal tax purposes.

                                   ARTICLE IX

                                  MISCELLANEOUS

            9.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is ninety days after the receipt by the Purchaser of audited financial statements of the Company for the fiscal year ending December 31, 2001 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for (i) Sections 3.1, 3.2, 3.4, 3.7, 3.14 and 3.25, which representations and warranties shall survive until the third anniversary of the Closing Date, and (ii) Section 3.12, which shall survive until the later to occur of (a) the lapse of the statute of limitations with respect to the assessment of any Tax to which such representation and warranty relates (including any extensions or waivers thereof), and (b) sixty days after the final administrative or judicial determination of the Taxes to which such representation and warranty relates, and no claim with respect to Section 3.12 may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom.

            9.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                  if to the Company:

                        InsightExpress, L.L.C.
                        c/o NFO Worldwide, Inc.
                        2 Pickwick Plaza
                        Greenwich, CT  06830
                        Telecopy: (203) 629-8885
                        Attention:  President
                        with a copy to:

                        NFO Worldwide, Inc.
                        2 Pickwick Plaza
                        Greenwich, CT  06830
                        Telecopy: (203) 629-8885
                        Attention:  Chief Financial Officer

                        and

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, NY 10019-6064
                        Telecopy:  (212) 757-3990
                        Attention:  James M. Dubin, Esq.

                  if to the Purchaser:

                        c/o General Atlantic Service Corporation
                        3 Pickwick Plaza
                        Greenwich, CT 06830
                        Telecopy:  (203) 622-8818
                        Attention:  Mr. David C. Hodgson

                        with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, NY 10019-6064
                        Telecopy:  (212) 757-3990
                        Attention:  Matthew Nimetz, Esq.

            All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

            9.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchaser may assign any of its rights under this Agreement or the other Transaction Documents to any of its respective Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Purchaser. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

            9.4 Amendment and Waiver.

                  (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchaser, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            9.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            9.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

            9.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            9.9 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

            9.10 Entire Agreement. This Agreement, together with the Schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the Schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

            9.11 Fees. Upon the Closing, the Company shall reimburse the Purchaser and General Atlantic for their documented fees, disbursements and other charges of counsel incurred in connection with the transactions contemplated by this Agreement, as provided in the Operating Agreement.

            9.12 Publicity; Confidentiality.

                  (a) Following the Closing, the Company and the Purchaser shall issue a joint press release concerning this Agreement and the transactions contemplated hereby. Prior to issuing such press release, the parties shall consult with each other, and provide each other the opportunity to review, comment upon and concur with, such press release and shall not issue such press release prior to such consultation, except to the extent required by applicable Requirements of Law.

                  (b) Except as set forth in Section 9.12(a) of this Agreement and as may be required by applicable Requirements of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any dis closure concerning this Agreement, the transactions contemplated hereby or the Purchaser, without prior approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict the Purchaser from disclosing information (i) that is already publicly available, (ii) that was known to the Purchaser on a non- confidential basis prior to its disclosure by the Company, (iii) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, provided that the Purchaser will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and the Purchaser will use reasonable efforts to cooperate, at the expense of the Company, with the Company in pursuing any such protective order, (iv) to the extent that the Purchaser reasonably believes it appropriate in order to protect its investment in the Purchased Interests in order to comply with any Requirement of Law, (v) to the Purchaser's or the Company's managers, directors, officers, shareholders, advisors, employees, members, partners, controlling persons, auditors or counsel, or (vi) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to the transactions contemplated by the Transaction Documents; and provided, further, however, that General Atlantic Partners, LLC may disclose on its worldwide web page, www.gapartners.com, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company and the aggregate amount of the Purchaser's investment in the Company. If any announcement is required by law, prior to making such announce ment such party will deliver a draft of such announcement to the other party and shall give the other party reasonable opportunity to comment thereon.

            9.13 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

            IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Securities Purchase Agreement on the date first written above.


                                  INSIGHTEXPRESS, L.L.C.


                                  By: /s/ Patrick Healy
                                      -----------------
                                      Name:  Patrick Healy
                                      Title: Vice President


                                  IX HOLDING CO., INC.


                                  By: /s/ David Hodgson
                                      -----------------
                                      Name:  David Hodgson
                                      Title: President and Secretary


            The undersigned hereby guarantees the obligation of the Purchaser under Section 2.1 of this Agreement in an amount not to exceed $19,276,354, and executes this Agreement as an acknowledgment of such guarantee and for no other purpose.

                                  GENERAL ATLANTIC PARTNERS 57, L.P.

                                  By:  GENERAL ATLANTIC PARTNERS, LLC,
                                        its General Partner

                                  By: /s/ David Hodgson
                                      -----------------
                                      Name:  David Hodgson
                                      Title: A Managing Member

            The undersigned hereby guarantees the obligation of the Purchaser under Section 2.1 of this Agreement in an amount not to exceed $3,723,646, and executes this Agreement as an acknowledgment of such guarantee and for no other purpose.

                                  GAP COINVESTMENT PARTNERS II, L.P.


                                  By: /s/ David Hodgson
                                      -----------------
                                      Name:  David Hodgson
                                      Title: A General Partner

            The undersigned hereby guarantees the obligation of the Purchaser under Section 2.1 of this Agreement in an amount not to exceed $2,000,000, and executes this Agreement as an acknowledgment of such guarantee and for no other purpose.

                                  ENGAGE TECHNOLOGIES, INC.


                                  By: /s/ Michael Baker
                                      -----------------
                                      Name:  Michael Baker
                                      Title: VP & General Counsel


            The undersigned hereby guarantees the obligations of the Company under Section 7.1(b) of this Agreement, and executes this Agreement as an acknowledgment of such guarantee and for no other purpose.


                                  NFO WORLDWIDE, INC.


                                  By: /s/ Patrick Healy
                                      -----------------
                                      Name:  Patrick Healy
                                      Title: Chief Financial Officer